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                                                                    EXHIBIT 10.1
                                  120 DAY NOTE

AMOUNT $200,000                                                     MAY 12, 2003

                  For value received, MicroIslet, Inc., a Nevada corporation, promises to pay to John J. Hagenbuch, Trustee U/D/T dated September 13, 1995 ("Lender") at 353 Sacramento Street, 21st Floor, San Francisco, California 94111, the sum of $200,000, on September 9, 2003; together with interest on the unpaid principal amount at a fixed annual rate of 4.25%. This note may be repaid at par at any time prior to maturity in whole or in part in multiples of not less than $25,000. Accrued interest shall be paid, with respect to any principal amount prepaid, upon such prepayment, and with respect to the balance, upon maturity.

                  As additional consideration for making this advance, MicroIslet, Inc. shall issue Lender a 10-year warrant to purchase 50,000 shares of MicroIslet, Inc. common stock at a price equal to the closing price of MicroIslet, Inc. common stock as reported on the OTC Bulletin Board on the day that the Lender first makes the loan.

                  This Note evidences an advance that Lender made to MicroIslet, Inc. related to its need for additional working capital.

                  This Note may not be assigned.

                  This Note and all agreements (included the warrant referred to above) which either are now or which shall become agreements between Lender and MicroIslet, Inc. are hereby expressly limited so that in no contingency or event whatever, whether by reason of deferment or advancement of the indebtedness represented by this Note, acceleration of the maturity date of this Note, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount of interest permissible under applicable law. If at any time, from any circumstance whatsoever, fulfillment of any provision of this Note or any other agreement between Lender and MicroIslet, Inc. shall result in or involve payments or performance which would exceed the maximum legal interest rate, then, ipso facto, the obligation to be fulfilled shall be reduced so as not to exceed said maximum legal interest rate.

                           Upon the occurrence of any of the events set forth
below, all principal, interest and any other obligation or amounts due pursuant to this note (the "Obligations") shall automatically, become immediately due and payable to the Lender, in each case, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by MicroIslet, Inc.:

     MicroIslet, Inc. fails to pay the Obligations when the Obligations become due and payable.

     The entry of a decree or order by a court of competent jurisdiction adjudging MicroIslet, Inc. a bankrupt or insolvent, or approving as properly filed a petition seeking a reorganization arrangement, adjustment, or composition of or in respect of MicroIslet, Inc. under the federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, or trustee of MicroIslet, Inc., or any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of the decree or order unstayed and in effect for a period of 45 consecutive days.

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     The institution by MicroIslet, Inc. of proceedings to be adjudicated a bankrupt or insolvent, or the consent by MicroIslet, Inc. to the institution of bankruptcy or insolvency proceedings against it, or the filing by MicroIslet, Inc. of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Act or any other applicable federal or state law, or the consent by MicroIslet, Inc. to the filing of any petition or to the appointment of a receiver, liquidator, assignee, or trustee of MicroIslet, Inc., or of any substantial part of its property, or the making by MicroIslet, Inc. of an assignment for the benefit of creditors, or the admission by MicroIslet, Inc. in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by MicroIslet, Inc. in furtherance of any of the foregoing actions.

                           The principal of and interest on this Note shall be
payable in lawful money of the United States of America in immediately available funds and without set-off or counterclaim, free and clear of and without deduction for any present or future taxes, restrictions or conditions of any nature.

                           MicroIslet, Inc. waives diligence, presentment,
protest and notice of protest, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment under it, may be extended and any security may be accepted, released or substituted by the Lender from time to time without in any way affecting the liability of MicroIslet, Inc.

                           If the indebtedness represented hereby or any part
hereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceeding, or if this Note is placed in the hands of attorneys for collection after default, MicroIslet, Inc. agrees to pay, in addition to the principal and interest payable hereon, attorneys' and collection fees incurred by the Lender.

                           This Note shall be governed by and construed in
accordance with the laws of the State of California applicable to contracts to be performed wholly within California.

                                       John J. Hagenbuch, Trustee U/D/T dated
                                       September 13, 1995

                                       By:     /s/ John J. Hagenbuch
                                               ---------------------------------
                                               John J. Hagenbuch, Trustee

                                       MicroIslet, Inc., a Nevada corporation

                                       By:     /s/ John F. Steel IV
                                               ---------------------------------
                                               John F. Steel IV, Chief Executive
                                               Officer

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